                                                                Exhibit 99(h)(1)


                            ADMINISTRATION AGREEMENT


            Agreement dated as of August 5, 1997 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and St. Clair Funds, Inc. (the "Fund").

            WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Fund desires to retain the Administrator to furnish certain administrative services to the Fund, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

 1.   APPOINTMENT OF ADMINISTRATOR

            The Fund hereby appoints the Administrator to act as administrator with respect to the Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

            The Fund will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Fund establishes one or more additional Investment Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Fund and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Fund and the Administrator at the time of the addition of the Investment Fund.

 2.   DELIVERY OF DOCUMENTS

            The Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

            a.    The Fund's charter document and by-laws;

            b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

            c. Certified copies of the resolutions of the Board of Directors of the Fund (the "Board") authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

            d. A copy of the investment advisory agreement between the Fund and its investment adviser; and

            e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

 3.   REPRESENTATION AND WARRANTIES OF THE ADMINISTRATOR

            The Administrator represents and warrants to the Fund that:

            a. It is a Massachusetts trust company, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

            b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

            c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

            e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

 4.   REPRESENTATIONS AND WARRANTIES OF THE FUND

            The Fund represents and warrants to the Administrator that:

            a. It is a corporation, duly organized and existing and in good standing under the laws of Maryland;

            b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

            c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

            d.    It is an investment company properly registered under the 1940
                  Act;

            e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Administrator that as of the effective date of this

                  Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

            f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

            g. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

            h. As of the close of business on the date of this Agreement, the Fund is authorized to issue an unlimited amount of shares of beneficial interest.

 5.   ADMINISTRATION SERVICES

            The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Fund and the review and comment by the Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund and the Administrator:

            a. Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board;

            b. Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

            c. Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

            d. Review calculation, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

            e. Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

            f. Prepare for review by an officer of and legal counsel for the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

            g. Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

            h.    Make  such   reports  and   recommendations   to  the  Board
                  concerning the performance of the independent accountants as the Board may reasonably request;

            i. Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

            j. Calculate, submit for review by officers of the Fund, and arrange for the payment of fees to the Fund's investment adviser, custodian, sub-administrator and Transfer Agent;

            k. Consult with the Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Fund;

            l. Review implementation of any dividend reinvestment programs authorized by the Board;

            m. Respond to, or refer to the Fund's officers or Transfer Agent, shareholder inquiries relating to the Fund;

            n. Provide periodic testing of portfolios to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

            o. Maintain general corporate calendar, and with respect to each Investment Fund create and maintain all records required by
                  Section 31 of the 1940 Act and Rule 31a-1 and 31a-2 thereunder, except those records that are maintained by the Fund's custodian, transfer agent, adviser or sub-administrator;

            p.    Maintain copies of the Fund's charter and by-laws;

            q. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Fund Performance" (which shall also be subject to review by the Fund's legal counsel);

            r. Prepare and furnish the Fund (at the Fund's request) with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and report to external databases such information as may reasonably be requested.

            s.    Organize, attend and prepare minutes of shareholder meetings;

            t. Provide consultation on regulatory matters relating to portfolio management, Fund operations and any potential changes in the Fund's investment policies, operations or structure; act as liaison to legal counsel to the Fund and, where applicable, to legal counsel to the Fund's independent Board members;

            u. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

            v. Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;

            w. Counsel and assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters.

            Subject to review and comment by the Fund's legal counsel:

            x. Prepare and file with the SEC amendments to the Fund's registration statement, including updating the Prospectus and Statement of Additional Information, where applicable;

            y. Prepare and file with the SEC proxy statements; provide consultation on proxy solicitation matters;

            z. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings;

            aa. Prepare and file with the SEC Form N-SAR and Rule 24f-2 notices;

            bb. Review and provide assistance on Fund advertisements, sales literature and shareholder communications; and

            cc. Prepare and file state notice filings of the Fund's securities pursuant to the specific instructions of the Fund and as detailed in Schedule C to this Agreement.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein. In performing its duties hereunder, the Administrator shall act in accordance with the charter, bylaws and prospectus of the Fund and with instructions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations, and will consult with legal counsel to the Fund, as necessary and appropriate.

 6.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

            The Administrator shall receive from the Fund such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in Schedule B to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement.

            The Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund's behalf at the Fund's request or with the Fund's consent.

            The Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (excluding preparation as provided in Section 5y), printing and mailing of any proxy materials; costs incidental to Board meetings other than the costs of preparation of the agenda and background materials, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Fund; costs incidental to the preparation (excluding preparation as provided in Section 5x), printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation (excluding preparation as provided in Section 5x) and filing of the Fund's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Fund's net asset value.

      The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.    INSTRUCTIONS AND ADVICE

            At any time, the Administrator may apply to any officer of the Fund for instructions and may consult with outside counsel for the Fund or with the independent accountants for the Fund at the expense of the Fund, or with its own legal counsel at its own expense, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.    LIMITATION OF LIABILITY AND INDEMNIFICATION

            The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Fund insofar as such loss, damage or expense arises from the performance of the Administrator's duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Administrator prior to the Administrator's appointment as administrator for the Fund. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties under this Agreement unless solely caused by or resulting from the bad faith, negligence, willful misconduct or reckless disregard of the duties and obligations under this Agreement of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling, the Administrator's liability under this Agreement shall be limited to such amount as may be agreed upon from time to time between the parties hereto.

            Except as may arise from the Administrator's bad faith, negligence, willful misconduct or reckless disregard of its duties and obligations under this Agreement, the Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

            The Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own bad faith, negligence, willful misconduct or reckless disregard of its duties and obligations under this Agreement.

            The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain counsel, the Administrator or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Fund shall have specifically authorized the retaining of such counsel or (ii) the Administrator shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest.

            The indemnification contained herein shall survive the termination of this Agreement.

9.    CONFIDENTIALITY

            The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

            The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

            In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.   SERVICES NOT EXCLUSIVE

            The services of the Administrator to the Fund are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12.   TERM, TERMINATION AND AMENDMENT

            This Agreement shall become effective as of the date first above written. The Agreement shall remain in effect with respect to the Fund unless terminated by either party on sixty (60) days' prior written notice. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Fund shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.   NOTICES

            Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Fund:______________, Attn:______________, fax:___________ ; if to the
Administrator: State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171, Attn: Mutual Funds Legal Division, fax: (617) 985-2497.

14.   NON-ASSIGNABILITY

            This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party.

15.   SUCCESSORS

            This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

16.   ENTIRE AGREEMENT

            This Agreement together with any written agreement of the parties entered into from time to time pursuant to Section 8 contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.   WAIVER

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.   SEVERABILITY

            If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.   GOVERNING LAW

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.   REPRODUCTION OF DOCUMENTS

            This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                  ST. CLAIR FUNDS, INC.

                  By: /S/ LISA ANNE ROSEN
                      --------------------------
                  Name: LISA ANNE ROSEN
                        ------------------------
                  Title: SECRETARY
                         -----------------------


                  STATE STREET BANK AND TRUST COMPANY

                  By: /S/ KATHLEEN C. CUOCOLO
                      --------------------------
                  Name: KATHLEEN C. CUOCOLO
                        ------------------------
                  Title: SENIOR VICE PRESIDENT
                         -----------------------

ADMINISTRATION AGREEMENT
ST. CLAIR FUNDS, INC.


                                   SCHEDULE A
                           LISTING OF INVESTMENT FUNDS


Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Aggregate Bond Index Fund
Munder Foreign Equity Fund Liquidity Plus Money Market Fund
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Institutional Short Term Treasury Fund
Munder Institutional Money Market Fund

ADMINISTRATION AGREEMENT
ST. CLAIR FUNDS, INC.


                                   SCHEDULE B
                                FEES AND EXPENSES

ADMINISTRATION AGREEMENT
ST. CLAIR FUNDS, INC.


                                   SCHEDULE C
                               NOTICE FILING WITH
                         STATE SECURITIES ADMINISTRATORS


AT THE SPECIFIC DIRECTION OF THE FUND, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH FUND SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE FUND.

THE FUND SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (II) THE NUMBER OF FUND SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (A) THE SALE OF FUND SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (B) THE SALE OF FUND SHARES IN EXCESS OF THE NUMBER OF FUND SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE FUND, AND IT SHALL BE THE FUND'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

      1.    Filing of Fund's Initial Notice Filings, as directed by the Fund;

      2.    Filing of Fund's renewals and amendments as required;

      3. Filing of amendments to the Fund's registration statement where required;

      4.    Filing Fund sales reports where required;

      5.    Payment at the expense of the Fund of all Fund Notice Filing fees;

      6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

      7.    Filing of annual reports and proxy statements where required; and

      8. The performance of such additional services as the Administrator and the Fund may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Fund or its legal counsel. In connection with the services described herein, the Fund shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of August 5, 1997 that the undersigned ST. CLAIR FUNDS, INC. with principal offices at 480 Pierce Street, Birmingham, Michigan 48009 (individually the "Fund") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF FUND SHARES. The power to register shares of the Fund in each jurisdiction in which Fund shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Fund applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Fund shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Fund with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

ST. CLAIR FUNDS, INC.

By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------